EXHIBIT 4.1

                               DATE: JUNE 11, 1992




                         THE QUICK & REILLY GROUP, INC.

                                STOCK OPTION PLAN

            1.  BACKGROUND; PURPOSE.

     (a) The Quick & Reilly Group, Inc. (the "Company") adopted the Quick & Reilly Specialist Corporation Stock Option Plan (the "Initial Plan") on February 1, 1989 pursuant to which options to purchase up to 750,000 shares of the Company's common stock, par value $.10 per share (the "Common Stock") may be awarded to directors, officers and/or employees of Quick & Reilly Specialist Corporation. Quick & Reilly Specialist Corporation changed its name to JJC Specialist Corp. and on August 15, 1990, the Initial Plan was amended to change its name to JJC Specialist Corp. Stock Option Plan. The Company has now decided to further amend the Initial Plan to change its name to The Quick & Reilly Group, Inc. Stock Option Plan, to provide for the grant of options to purchase Common Stock to directors, officers and/or employees of the Company and each of its wholly-owned subsidiaries and to increase the number of shares as to which options may be granted to 1,500,000 shares (as so amended, the "Plan") and to restate the Plan in its entirety herein.

     (b) The purpose of the Plan is to provide additional incentives to certain individuals eligible to participate in the Plan to advance the interests of the Company by giving them an opportunity to participate in an increase in the market value of shares of the Company's Common Stock. The Plan provides for the grant to directors, officers and employees of the Company and of each of its wholly-owned subsidiaries (collectively, the "Q&R Companies") of options to purchase Common Stock.

     2. ADMINISTRATION.

     (a) The Plan shall be administered by the Board of Directors (the "Board") of the Company.

     (b) The Board shall have the authority (i) to exercise all of the powers granted to it under the Plan, (ii) to construe, interpret and implement the Plan and any Stock Option Agreements executed pursuant to Section 6 hereof, (iii) to prescribe, amend and rescind rules and regulations relating to the Plan, (iv) to make all determinations necessary or advisable in administering the Plan and (v) to correct any defect, supply any omission and reconcile any inconsistency in the Plan.

     (c) The determination of the Board on all matters relating to the Plan or any Stock Option Agreement shall be final, binding and conclusive.

     (d) No member of the Board shall be liable for any action or determination made in good faith with respect to the Plan or any award thereunder.

     (e) The Board may establish a Stock Option Committee to administer the Plan and perform all or any portion of the duties of the Board hereunder.

     3. ELIGIBILITY.

     Individuals who are directors, officers and/or full or part-time employees who hold positions with any of the Q&R Companies as determined by the Board shall be eligible to participate in the Plan ("eligible employees"). Each eligible employee to whom an option is granted hereunder is referred to as an "Optionee."

     4. SHARES SUBJECT TO OPTION.

     Subject to adjustment as provided in Section 7 hereof, the maximum aggregate number of shares of Common Stock as to which options may at any time be granted to all Optionees is 1,500,000 shares, which shares may, in the discretion of the Board, be either authorized but unissued shares or shares previously issued and re-acquired by the Company. Shares subject to options under the Plan which remain unpurchased on the expiration or termination of an option shall again be available for options to be granted under the Plan.

     5. GRANTING OF OPTIONS; EFFECTIVE DATE.

     The Board, at any time and from time to time prior to the Termination Date (as defined in Paragraph 10 hereof), may grant options to eligible employees for such number of shares, at such option price and subject to such terms and conditions as the Board shall from time to time determine in its sole discretion, subject to the terms and provisions of the Plan. The date on which the grant of an option is authorized by the Board shall be the effective date of grant for all purposes, notwithstanding the fact that written acceptance by the Optionee of such grant may take place thereafter.

     6. TERMS AND CONDITIONS OF OPTIONS.

     All options granted under the Plan shall be evidenced by a written Stock Option Agreement (which may incorporate the provisions of the Plan by reference and which shall be in such form as the Board shall approve) signed by the President of the Company and the Optionee. All options shall be granted subject to the following terms and conditions:

          (a) OPTION PRICE. The option price per share with respect to each option shall not be less than the fair market value of a share of Common Stock on the date of grant.

          (b) FAIR MARKET VALUE. The term "fair market value" as used herein as of any date and in respect of any share of Common Stock means the closing sale price or, if not available, closing bid quotation for a share of Common Stock as reported on the principal national securities exchange on which such shares are listed or, if not so listed, on the National Association of Securities Dealers, Inc. Automated Quotation System on the relevant date, or, if no prices or quotations shall have been made on such relevant date, on the next preceding day on which there were prices or quotations; provided, however, that if no prices or quotations shall have been made within the 10 business days preceding such relevant date, or if deemed appropriate by the Board for any other reason, the fair market value of shares of Common Stock shall be as determined by the Board. In no event shall the fair market value of any share of Common Stock be less than its par value.

          (c) OPTION TERM. Each option shall be granted for a term determined from time to time by the Board, but in no event shall an option be granted for a term of more than five years and each option may be made subject to earlier termination (i) in the event of the termination of an employee, officer or director of a Q&R Company by way of death, voluntary termination, discharge or retirement as set forth in Section 6(g) hereof, or (ii) in the event of a recommended tender offer, the consolidation or merger of the Company with or into another entity if the other entity survives or the Company's then stockholders thereafter own less than 50% of the Company, or the sale of substantially all of the assets of the Company.

          (d) EXERCISE OF OPTIONS.

               (i) Each option shall be exercisable at such time or times, in installments or otherwise, and subject to such restrictions and limitations (including, but not limited to, any restrictions or limitations relating to a minimum term of employment with a Q&R Company as are determined by the Board).

               (ii) Except as provided in Section 6(g) hereof, each option shall be exercisable only by the Optionee during his lifetime.

               (iii) No option shall be exercisable after the fifth anniversary of the date of grant.

          (e) NOTICE OF EXERCISE; PAYMENT; STOCKHOLDERS' RIGHTS. An Optionee electing to exercise an option shall give written notice of exercise in such form as the Board may prescribe, addressed to the President of the Company and indicating the number of shares of Common Stock to be purchased, and shall tender payment therefor in full (i) in cash, (ii) in Common Stock (valued at the fair market value thereof as of the date of exercise), or (iii) partly in cash and partly in Common Stock (valued at the fair market value thereof as of the date of exercise). Upon exercise no fractional shares of Common Stock shall be issued or transferred and no payments shall be made in lieu of fractional shares. No shares shall be issued or delivered until full payment therefor has been made. An Optionee shall have none of the rights of a stockholder, in respect of the shares of Common Stock subject to an option, until such shares are issued or transferred to him.

          (f) PURCHASE FOR INVESTMENT; RESTRICTIONS ON SHARES. If the shares of Common Stock subject to an option have not been registered under the Securities Act of 1933, as amended, the Board shall have the right to require, as a condition to any exercise of the option, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act, including, but not limited to, the representation that any and all shares of Common Stock purchased upon exercise of the option will be purchased for investment and not with a view to the distribution or resale thereof and to agree that such shares will not be sold except in accordance with such restrictions or limitations as may be set forth in the Stock Option Agreement or as may be imposed by law. The Board may place other restrictions on the transferability of such shares including, but not limited to, a right of first refusal and right to repurchase upon termination of employment, provided that such restrictions are set forth in the Stock Option Agreement executed by the Optionee. The Board also may agree in the Stock Option Agreement to register the shares of Common Stock under the Securities Act of 1933 on Form S-8 and to list the shares outstanding on the New York Stock Exchange.

          (g) DEATH, TERMINATION, DISCHARGE OR RETIREMENT. In the event of death, voluntary termination, discharge or retirement of the Optionee, such option may, subject to the provisions of the Plan and any restrictions or limitations as are determined by the Board, be exercised as to those optioned shares in respect of which such option has not previously been exercised, but only to the extent that such option could be exercised by the Optionee on the date of such death or termination of employment or association with the Q&R Companies (whichever is the applicable case):

               (i) in the event of the death of the Optionee, then by his executor or administrator, or by the person or persons to whom the Option is transferred by will or the applicable laws of descent and distribution, at any time on or before the expiry date of the applicable Stock Option Agreement; or

               (ii) by the Optionee in the event that his employment or association with the Q&R Companies (whichever is applicable) is terminated, whether voluntary or involuntary, at any time up to and including the expiry date of the applicable Stock Option Agreement.

          (h) NON-TRANSFERABILITY. The rights and interests of each Optionee shall not be transferable or alienable by assignment or in any manner whatsoever, otherwise than by will or the laws of descent and distribution.

     7. ADJUSTMENT IN EVENT OF CHANGES IN CAPITALIZATION.

     In  the  event  of  a   recapitalization,   stock  split,  stock  dividend,
combination, exchange of shares, merger, consolidation, rights offering, separation, reorganization, liquidation or other change in the corporate structure of the Company, the Board shall make such equitable adjustments, designed to protect against dilution, as it may deem appropriate in the number and kind of shares subject to the Plan and, with respect to outstanding options, in the number and kind of shares covered thereby and in the option price.

     8. TERMINATION OR AMENDMENT OF PLAN.

     The Board may, at any time, terminate the Plan with respect to any shares of Common Stock not at the time subject to an option, and may from time to time alter or amend the Plan or any part thereof, provided, however, that no change in any option theretofore granted may be made which would materially impair the rights of the Optionee without his consent.

     9. ISSUANCE OF SHARES.

     The shares of Common Stock, when issued and paid for pursuant to the options granted hereunder, shall be issued as fully paid and non-assessable shares.

     10. ADOPTION OF PLAN; DURATION OF PLAN.

     The Plan shall become effective on February 1, 1989 and shall continue until terminated by the Board in its sole discretion (such date being referred to as the "Termination Date"). No option shall be granted pursuant to the Plan on or after the Termination Date, but options theretofore granted may extend beyond and the terms of the Plan shall continue to apply to such options and to any shares of Common Stock acquired upon exercise thereof.